UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2023 (December 18, 2023)

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-39289

Delaware	98-1524224
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CANO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On December 18, 2023, the Board of Directors (the “Board”) of Cano Health, Inc. (the “Company”) appointed each of Patricia Ferrari and Carol Flaton to the Board, effective immediately. The Board designated Mses. Ferrari and Flaton as Class III directors and, as such, they are scheduled to serve until the Company’s 2024 Annual Stockholders’ Meeting and until their respective successor is elected and qualified or until their respective earlier resignation or removal. The Board determined that each of Mses. Ferrari and Flaton is independent within the meaning of the New York Stock Exchange continued listing standards and, additionally, that Ms. Flaton is independent under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and that Ms. Ferrari is independent under Rule 10C-1(b)(1) of such act.

Ms. Ferrari, age 64, is a consultant to corporate executives and Boards of Directors. From 2010 to 2023, Ms. Ferrari worked at MBIA Inc. and in 2014 was named Managing Director and Head of Restructuring and Remediation, in which role she led the restructuring of MBIA’s investment portfolio. From 2004 to 2010, Ms. Ferrari was a consultant for restructurings and not-for-profit organizations. Ms. Ferrari was one of the founding partners of the New York office of King & Spalding, where she was partner from 1992 to 2004. Ms. Ferrari earned her Bachelor of Arts degree from Southern Illinois University and her Juris Doctor degree from Vanderbilt University. We believe that Ms. Ferrari is qualified to serve on our board of directors due to her extensive banking, finance, restructuring, advisory and leadership experience.

Ms. Flaton, age 59, has provided financial advisory services and served as an independent director for both public and private companies since 2019. From 2014 to April 2019, she was a Managing Director at AlixPartners LP. From February 2016 to June 2016, Ms. Flaton served as Strategic Director of Finance for Cetera Financial Group and from March 2015 to October 2016, she served as the Chief Restructuring Officer of Doral Financial Corporation, the NYSE-listed parent company of Doral Bank. From 2008 to 2013, Ms. Flaton was a Managing Director at Lazard Freres & Co. LLC. From 2006 to 2008, Ms. Flaton was a Managing Director at Citigroup Inc. and from 1995 to 2006, was a Managing Director at Credit Suisse First Boston. Ms. Flaton has served as a member of the Board of Directors of Genesis Care Finance Pty, Ltd. since May 2023; as Independent Manager of Matterhorn Parent, LLC (d/b/a Hearthside Food Solutions) since December 2023; as a member of the Board of Directors of Hornblower Holdings LLC since November 2023; and as a member of the Board of Directors of Resolute Investment Managers, Inc. since December 2022. Ms. Flaton previously served on the Board of Directors of Bed Bath & Beyond Inc. (NASDAQ: BBBY) from January 2023 to September 2023; as Independent Manager of National CineMedia, LLC (NASDAQ: NCMI) from March 2023 to August 2023; as Independent Manager of Talen Energy Supply, LLC from November 2021 to May 2023; on the Board of Directors of Altera Infrastructure GP, L.L.C. from March 2022 to January 2023; on the Board of Directors of TPC Group, Inc. from December 2021 to December 2022; on the Board of Managers of CHC Group, LLC from April 2022 to August 2022; on the Board of Directors of Speedcast Americas, Inc. and as a member of the Restructuring Committee of Speedcast International Ltd (ASX: SDA) from April 2020 to March 2021; on the Board of Directors of EP Energy Corporation (NYSE: EPE) from May 2019 to October 2020; on the Board of Directors of MCS, LLC from March 2020 to October 2020; and on the Board of Directors of Jupiter Resources, Inc. from August 2018 to December 2018. Ms. Flaton earned her Bachelor of Science and Bachelor of Arts degree from the University of Delaware and her M.B.A from the International Institute of Management Development. We believe that Ms. Flaton is qualified to serve on our board of directors due to her extensive banking, finance, transformation and restructuring, advisory, governance and risk management experience, across multiple industries.

Finance Committee and Committee Appointments

On December 18, 2023, the Board established a special Finance Committee (the “Finance Committee”) to oversee the day-to-day activities of the Company, management and the Company’s advisors with respect to the exploration of financing alternatives and its evaluation of certain strategic alternatives. The Board appointed Mses. Ferrari and Flaton, along with current director Angel Morales, to serve on the Finance Committee and appointed Ms. Flaton as Chair of such committee. The Board also appointed Ms. Flaton to serve on the Board’s Audit Committee and Ms. Ferrari to serve on the Compensation Committee.

Director Services Agreements

In connection with their appointments, the Company entered into Director Services Agreements with Mses. Ferrari and Flaton (collectively, the “Director Services Agreement”), copies of which are filed as Exhibits 10.1 and 10.2 attached hereto, the terms of which are incorporated by reference herein in their entirety. Under the Director Services Agreements, Mses. Ferrari and Flaton will receive a monthly fee of $35,000 for each month of service, subject to a minimum of at least 6 months of compensation. As a member of the Finance Committee, Mr. Morales will also receive the same monthly fee. Ms. Flaton will receive an additional $10,000 per month in respect of her service as Chair of the Finance Committee. Also, following their terms as directors, each of Mses. Ferrari and Flaton will receive a payment of $7,500 for each day that they are required to spend more than 4 hours addressing any legal or dispute matters that arise following their service as a directors.

There are no arrangements or understandings between each of Mses. Ferrari and Flaton, respectively, and any other persons pursuant to which they were respectively elected as a member of the Board. There are no family relationships between each of Mses. Ferrari and Flaton, respectively, and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Each of Mses. Ferrari and Flaton are not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Director Services Agreement, by and between Cano Health, Inc. and Patricia Ferrari, dated December 18, 2023

10.2	Director Services Agreement, by and between Cano Health, Inc. and Carol Flaton, dated December 18, 2023

99.1	Press release dated December 18, 2023

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CANO HEALTH, INC.

December 18, 2023	By:	/s/ Mark Kent
Mark Kent
Chief Executive Officer